Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statements No. 333-180649 on Form S-3D and Nos. 333-258811 and 333-264945 on Form S-4 and Nos. 333-217925, 333-188570, 333-185260, 333‑176399, and 333-264763 on Form S-8 of Farmers National Banc Corp. of our report dated March 9, 2023 relating to the consolidated financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Farmers National Banc Corp..

/s/ CliftonLarsonAllen LLP

CliftonLarsonAllen LLP

Toledo, Ohio

March 9, 2023